                                                                  Exhibit 11.1

ALC COMMUNICATIONS CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE (Unaudited)

                                                                       Three Months Ended                  Nine Months Ended
                                                                   ----------------------------      -------------------------------
                                                                   September 30,   September 30,     September 30,     September 30,
                                                                       1994             1993              1994              1993
                                                                    -----------    -------------      -----------      -------------
                                                                                  (in thousands except per share amounts)
Earnings Per Share
Income before extraordinary item and cumulative
  effect of accounting change                                      $17,593          $10,854            $47,079            $27,250
Accretion of discount on Class A Preferred Stock                                        (22)                                  (67)
Accrued dividends on Class A Preferred Stock                                           (106)                                 (327)
                                                                   -------         --------           --------          ----------
Income before extraordinary item and cumulative
  effect of accounting change available for
  Common Stockholders                                              $17,593          $10,726            $47,079            $26,856

Extraordinary item -- Loss on early retirement of debt                                                                     (7,490)
Cumulative effect of change in method of
  accounting for income taxes                                                                                              13,500
                                                                   -------         --------           --------          ----------
Net Income Available for Common Stockholders                       $17,593          $10,726            $47,079            $32,866
                                                                   =======         ========           ========          ==========
Weighted average common shares outstanding
  during the period                                                 33,608           29,392             33,394             27,550
                                                                   =======         ========           ========          =========
Earnings per common share:
  Income before extraordinary item and cumulative
    effect of accounting change                                      $0.52            $0.36              $1.41              $0.97
  Extraordinary item -- Loss on early retirement of debt                                                                    (0.27)
  Cumulative effect of change in method of accounting for
    income taxes                                                                                                             0.49
                                                                   -------         --------           --------          ----------
      Net Income                                                     $0.52            $0.36              $1.41              $1.19
                                                                   =======         ========           ========          ==========


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
                                                                       Three Months Ended                  Nine Months Ended
                                                                   ----------------------------      -------------------------------
                                                                   September 30,   September 30,     September 30,     September 30,
                                                                       1994             1993              1994              1993
                                                                    -----------    -------------      -----------      -------------
                                                                                  (in thousands except per share amounts)
PRIMARY EARNINGS PER SHARE
Income before extraordinary item and cumulative effect
   of accounting change                                            $17,593       $10,854            $47,079              $27,250
Accretion of discount on Class A Preferred Stock                                     (22)                                    (67)
Accrued dividends on Class A Preferred Stock                                        (106)                                   (327)
                                                                   -------         --------         --------          ----------
Income before extraordinary item and cumulative effect
  of accounting change available for Common Stockholders           $17,593       $10,726            $47,079              $26,856
Extraordinary item -- Loss on early retirement of debt                                                                    (7,490)
Cumulative effect of change in method of accounting
   for income taxes                                                                                                       13,500
                                                                   -------      --------           --------           ----------
Net Income Available for Common Stockholders                       $17,593       $10,726            $47,079              $32,866
                                                                   =======       ========           ========            ========
Weighted average common shares outstanding during the period        33,608        29,392             33,394               27,550
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred
    (Common Stock Equivalents)                                                                                             1,167
                                                                   -------       -------           --------             --------
Weighted Average Common and Common Equivalent Shares                33,608        29,392             33,394               28,717
                                                                   =======       =======           ========             ========
Earnings per common and common equivalent share:
  Income before extraordinary item and cumulative effect
    of accounting change                                             $0.52         $0.36              $1.41                $0.93
  Extraordinary item -- Loss on early retirement of debt                                                                   (0.26)
  Cumulative effect of change in method of
    accounting for income taxes                                                                                             0.47
                                                                   -------      --------              -----             --------
    Net Income                                                       $0.52         $0.36              $1.41                $1.14
                                                                   =======      ========              =====               ======

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

                                                                       Three Months Ended                  Nine Months Ended
                                                                   ----------------------------      -------------------------------
                                                                   September 30,   September 30,     September 30,     September 30,
                                                                       1994             1993              1994              1993
                                                                    -----------    -------------      -----------      -------------
                                                                                  (in thousands except per share amounts)
PRIMARY EARNINGS PER SHARE -- MODIFIED TREASURY STOCK METHOD
Income before extraordinary item and cumulative effect
  of accounting change                                             $17,593          $10,854            $47,079              $27,250
Accretion of discount on Class A Preferred Stock                                        (22)                                    (67)
Accrued dividends on Class A Preferred Stock                                           (106)                                   (327)
                                                                   -------          --------           --------          ----------
Income before extraordinary item and cumulative
  effect of accounting change available for
  Common Stockholders                                              $17,593          $10,726            $47,079              $26,856
Extraordinary item -- Loss on early retirement of debt                                                                       (7,490)
Cumulative effect of change in method of
  accounting for income taxes                                                                                                13,500
                                                                   -------         --------           --------           ----------
Net Income Available for Common Stockholders                       $17,593          $10,726            $47,079              $32,866
                                                                  ========         ========           ========            =========
Weighted average common shares outstanding
  during the period                                                 33,608           29,392             33,394               27,550

Common Stock Equivalents:
  Average amount of Class B and Class C Preferred
  (Common Stock Equivalents)                                                                                                  1,167

Effect of Modified Treasury Stock Method:
  Assumed exercise of all options and warrants                       8,110           10,697              8,314               11,405
  Assumed repurchase of up to 20% of Common
    Stock outstanding                                               (3,309)          (3,233)            (3,375)              (4,275)
                                                                   -------         --------           --------           ----------
Weighted Average Common and Common Equivalent Shares                38,409           36,856             38,333               35,847
                                                                   =======         ========           ========           ==========
Earnings per common and common equivalent share:
  Income before extraordinary item and cumulative
    effect of accounting change                                      $0.46            $0.29              $1.23                $0.75
  Extraordinary item -- Loss on early retirement of debt                                                                      (0.21)
  Cumulative effect of change in method of
    accounting for income taxes                                                                                                0.38
                                                                      ----            -----              -----                -----
    Net Income                                                       $0.46            $0.29              $1.23                $0.92
                                                                     =====            =====             ======                =====


Note 1: Under the Modified Treasury Stock Method, all proceeds assumed used for repurchase of up to 20% of Common Stock equivalents.

Note 2: Fully Diluted Earnings per share is represented by the same calculation as Modified Treasury Stock Method.

Note 3: Reported earnings per share were calculated using the Modified Treasury Stock Method.